UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 08, 2014 (Date of earliest event reported)
Theravance, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30319 (Commission File Number)	94-3265960 (IRS Employer Identification Number)

901 Gateway Boulevard, South San Francisco, CA (Address of principal executive offices)		94080 (Zip Code)
650-808-6000 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 8, 2014, GlaxoSmithKline plc (GSK) and Theravance, Inc. issued a press release announcing that the European Commission has granted marketing authorization for ANORO(R) (umeclidinium/vilanterol) as a once-daily, maintenance bronchodilator treatment to relieve symptoms in adult patients with chronic obstructive pulmonary disease (COPD). ANORO(R) is a once-daily combination treatment comprising two bronchodilators, umeclidinium (UMEC), a long-acting muscarinic antagonist (LAMA), and vilanterol (VI), a long-acting beta2 agonist (LABA), in a single inhaler, the ELLIPTA(R). The licensed strength in Europe is UMEC/VI 55mcg / 22mcg. Under the terms of the 2002 LABA collaboration agreement, Theravance is obligated to make a milestone payment to GSK of $15 million (USD) following marketing authorization for UMEC/VI by the European Commission. A further $15 million (USD) payment to GSK will follow the launch of UMEC/VI in Europe. ANORO(R) has been developed under the 2002 LABA collaboration between Glaxo Group Limited and Theravance, Inc. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release dated May 08, 2014

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 08, 2014	THERAVANCE, INC. By: /s/ Michael W. Aguiar Michael W. Aguiar Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release dated May 08, 2014